Exhibit 5.1

30 April, 2013

Matter No.:878160

Doc. Re: 3093599
(852) 2842 9531

anna.chong@conyersdill.com

Himax Technologies, Inc.

No. 26, Zih Lian Road

Sinshih District

Tainan City 74148

Taiwan

Dear Sirs,

Re : Himax Technologies, Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on Form F-3 to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about 30 April, 2013 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) for the issuance and sale by the Company and Leadtek Global Group Limited (“Leadtek”) of ordinary shares, par value US$0.3 each (the “Ordinary Shares”) in the form of American Depository Shares, each representing two Ordinary Shares.

For the purposes of giving this opinion, we have examined and relied upon copies of the following:

(i)            the Registration Statement; and

(ii)           a draft prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed copies of the third amended and restated memorandum and articles of association of the Company adopted by the shareholders of the Company on 6 August, 2009 which became effective on 20 May, 2010, a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 26 April, 2013 (the

“Certificate Date”), written resolutions of the sole director of the Company passed on 16 June, 2005 and 14 September, 2005 respectively, written resolutions of the board of directors passed on 22 April, 2013 and minutes of the annual general meeting of the Company held on 6 August, 2009 (the “Resolutions”), the register of members of the Company dated 28 March, 2013, the extract of shareholder particulars of Leadtek provided by RBC Corporate Services Hong Kong Limited on 30 April, 2013, a director confirmation dated 30 April, 2013 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention,  (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) the validity and binding effect under the laws of the United States of America and each State thereof of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission, (h) that the Memorandum and Articles of Association of the Company will not be amended in any manner that would affect the opinions expressed herein, (i) that the Company will have sufficient authorised but unissued share capital to effect the issue of any of the Ordinary Shares at the time of issuance pursuant to the Registration Statement, and (j) that upon issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                      As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the

Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.                                      When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Ordinary Shares (other than any Ordinary Shares already in issue) will be validly issued, fully paid and non-assessable (which term when used herein means that no further amounts are required to be paid by the holders thereof in connection with the issue of such shares).

3.                                      When transferred and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Ordinary Shares to be transferred by Leadtek will be validly issued, fully paid and non-assessable (which term when used herein means that no further amounts are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited
Conyers Dill & Pearman (Cayman) Limited